UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
(Date of Report (date of earliest event reported)) : December 7, 2006
National Bancshares Corporation

(Exact name of registrant specified in its charter)

Ohio	0-14773	34-1518564

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 West Market Street, Orrville, Ohio		44667

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (330) 682-1010
[not applicable]

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     As indicated in Form 8-K filed on November 1, 2006, David C. Vernon was hired by National Bancshares Corporation and its wholly owned subsidiary, First National Bank to serve as President and Chief Executive Officer. As part of that filing, it was indicated that the Board of Directors and Mr. Vernon were negotiating the terms of an employment agreement. The negotiation of this agreement is now complete.
     The term of the agreement began on November 14, 2006 and shall continue for a minimum period of twelve (12) full months. After 12 months, employment will continue until terminated by either party upon 30 days written notice.
     Mr. Vernon is entitled to receive an annual salary of $225,000 beginning November 14, 2006. The Bank agrees to review Mr. Vernon’s base salary at least annually consistent with the past practices of the Bank.
     He is eligible to participate in a bonus program approved by the Board of Directors and is entitled to a Share Appreciation Bonus. As part of the Share Appreciation Bonus program, Mr. Vernon is eligible for a Share Appreciation Bonus if the average daily closing price for the 10 days prior to the twelve month anniversary date (November 14, 2007) exceeds the average daily closing price for the 10 days prior to the date of this agreement. This difference will be multiplied by thirty-five thousand (35,000) and the result will be the Share Appreciation Bonus paid on the anniversary date. Based on this formula, the average daily closing price for the 10 days prior to this agreement is $22.27. Accordingly to this agreement, Mr. Vernon is eligible for the Share Appreciation Bonus each and every year and it is payable if his duties are reduced.
     Additionally, as part of this agreement, the Bank will reimburse Mr. Vernon for reasonable expenses incurred by him on behalf of the Bank in the performance of his duties, including weekly travel to and from his home in Cincinnati, Ohio at the standard mileage rate as set forth by the Internal revenue service.
     During the term of this agreement, the Bank will reimburse Mr. Vernon for reasonable housing expenses in Wayne County, Ohio. Mr. Vernon will reside in Wayne County, Ohio during the business week.
ITEM 9.01 Financial Statements and Exhibits

( c )	Exhibits

Exhibit 99.1 employment agreement between Bank and David C. Vernon

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Bancshares Corporation

Date: December 7, 2006	/s/ Marc Valentin

Marc Valentin, CPA
Sr. Vice President and Treasurer,
Principal Accounting Officer